Execution Copy

Exhibit 10.2

JOINDER AGREEMENT

THIS JOINDER AGREEMENT dated as of May 27, 2009 (this “Joinder Agreement”) is made by and among ENSERCO ENERGY INC., a South Dakota corporation (“Borrower”), FORTIS CAPITAL CORP. in its capacity as administrative agent under the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”), and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “Rabobank Nederland,” NEW YORK BRANCH (“New Bank”). Reference is made to that certain Third Amended and Restated Credit Agreement dated as of May 8, 2009 among the Borrower, the banks party thereto from time to time (the “Banks”), the Banks authorized to issue letters of credit thereunder from time to time (the “Issuing Banks”), and the Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.

PRELIMINARY STATEMENTS:

A.        Pursuant to Section 2.01A of the Credit Agreement, and subject to the terms and conditions thereof, financial institutions may become Banks with Committed Line Portions in the event the Borrower requests an increase in the subscribed amounts of the Committed Line Portions and certain other conditions are met and satisfied.

B.        The Borrower has requested an increase in the subscribed amounts of the Committed Line Portions provided certain conditions are met and satisfied, as applicable.

C.        The Borrower, the Administrative Agent, the Issuing Banks and the New Bank now wish to enter into this Joinder Agreement to add New Bank as a Bank under the Credit Agreement and to establish a subscribed Committed Line Portion of $25,000,000.00 for New Bank in accordance with the terms and conditions of the Credit Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties hereto agree as follows:

1.         Addition of New Bank. Pursuant to Section 2.01A of the Credit Agreement, New Bank is hereby added to the Credit Agreement as a Bank with a subscribed Committed Line Portion of $25,000,000.00. New Bank agrees that it will perform all of its obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank. New Bank specifies as its Lending Office the following:

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.,

“Rabobank Nederland,” New York Branch

245 Park Avenue, 37th Floor

New York, NY 10167

Attention: Eva Rushkevich

Telephone: (212) 916-3711

Facsimile: (212) 916-3731

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2.         Delivery of Note. The Borrower shall promptly execute and deliver to the New Bank a Note, dated as of the effective date of this Joinder Agreement, in the principal amount of the New Bank’s subscribed Committed Line Portion set forth in Section 1 above.

3.         Governing Law. This Joinder Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

4.         Bank Credit Decision. The New Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Banks, or any other Bank, and based on the Financial Statements referred to in Section 6.11 of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Joinder Agreement and to agree to the various matters set forth herein. The New Bank also acknowledges that (a) it will, independently and without reliance upon the Administrative Agent, the Issuing Banks, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (b) no representation or warranty, express or implied, has or will be made by the Administrative Agent, the Issuing Banks, or any other Bank or by any of their representatives, directors, officers, employees, agents or advisors as to the financial condition of the Borrower or any documents or information which have been furnished to the New Bank in connection with this Joinder Agreement, the Credit Agreement and any other Loan Documents.

5.         Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a)       The representations and warranties contained in the Credit Agreement, the Security Agreements, and each of the other Loan Documents are correct in all material respects on and as of the date of the addition of the New Bank as a Bank under the Credit Agreement and the establishment of the New Bank’s subscribed Committed Line Portion pursuant to this Joinder Agreement, before and after giving effect to such events as though such representations and warranties were made on the date of such addition, except to the extent any such representations and warranties are expressly limited to an earlier date; and

(b)       No Default has occurred and is continuing, or would result from the increase in the subscribed amounts of the Committed Line Portions described in this Joinder Agreement.

6.         Appointment of Administrative Agent. The New Bank hereby appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent thereby, together with such powers and discretion as are reasonably incidental thereto.

7.         Default. Without limiting any other event that may constitute an Event of Default, the Borrower acknowledges and agrees that any representation or warranty made by the Borrower set forth in this Joinder Agreement that proves to have been incorrect or incomplete in

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any material respect when made or deemed made shall constitute an “Event of Default” under the Credit Agreement. This Joinder Agreement is a “Loan Document” for all purposes.

8.         Expenses. The Borrower agrees to pay within thirty (30) days of receipt of written demand therefore all costs and expenses of the Administrative Agent required to be paid by the Borrower pursuant to Section 11.04 of the Credit Agreement in connection with the preparation, execution and delivery of this Joinder Agreement and the Notes.

9.         Counterparts; Facsimile Signature. The parties may execute this Joinder Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. Delivery of an executed counterpart signature page by facsimile transmission or electronic photocopy (e.g., a “pdf”) is as effective as executing and delivering this Joinder Agreement in the presence of the other parties to this Joinder Agreement. This Joinder Agreement is effective upon delivery of one fully executed counterpart to the Administrative Agent.

[The Remainder of this Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:

ENSERCO ENERGY INC.

NEW BANK:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “Rabobank Nederland,” NEW YORK BRANCH

ADMINISTRATIVE AGENT:

FORTIS CAPITAL CORP.

ISSUING BANKS:

FORTIS CAPITAL CORP.

BNP PARIBAS

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